Exhibit 99.1

WILSHIRE BANCORP, INC.
CONTACT:
Alex Ko, EVP & CFO, (213) 427-6560	NEWS RELEASE
www.wilshirebank.com

Wilshire Bancorp Reports Net Income of $16.1 Million or

$0.20 per Share for Fourth Quarter 2014

LOS ANGELES, January 26, 2015 - Wilshire Bancorp, Inc. (NASDAQ: WIBC) (the “Company”), the holding company for Wilshire Bank (the “Bank”), today reported net income of $16.1 million, or $0.20 per diluted common share, for the quarter ended December 31, 2014.  This compares to net income of $10.9 million, or $0.15 per diluted common share, for the same period of the prior year, and net income of $15.1 million, or $0.19 per diluted common share, for the third quarter of 2014.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We had another strong quarter of business development with $327 million in loan originations, which is an increase of 47% compared to the same quarter in 2013.  As a result of the strong marketing team we have built, we have been able to more deeply penetrate our existing markets and generate full year loan growth of 16% in 2014.  We are also making good progress towards our goal of building a more diversified loan portfolio, as our commercial portfolio and our residential real estate portfolio are growing at significantly higher rates than our commercial real estate portfolio.  Our positive business development trends, continued low credit costs, and disciplined expense control has helped us to deliver a consistently strong level of returns with a return on average assets of 1.57% and a return on average equity of 12.65% for the full year 2014.”

“In addition to continuing to expand our customer base in our core markets, we plan to increase our presence in the Southeastern United States, where we are seeing strong growth in the multi-ethnic communities that we serve.  We believe this expansion will provide an incremental source of growth, while also helping us to build a stronger, more diversified banking franchise,” said Mr. Yoo.

Q4 2014 Summary

•        Net income totaled $16.1 million, or $0.20 per diluted common share, for the fourth quarter of 2014

•        Total net revenue of $47.4 million for the fourth quarter of 2014, an increase of 13.8% from the fourth quarter of 2013

•        Return on average assets of 1.59% and return on average equity of 13.27% for the fourth quarter of 2014

•        Net interest margin of 4.00% for the fourth quarter of 2014, a decrease from 4.26% for the third quarter of 2014

•        Loans receivable (net of deferred fees and costs) totaled $3.31 billion at December 31, 2014, an increase of 17% from $2.82 billion at December 31, 2013

•        Total deposits were $3.40 billion at December 31, 2014, an increase of 18% from $2.87 billion at December 31, 2013

•        Continued improvement in asset quality resulted in no provision for losses on loans and loan commitments for the fourth quarter of 2014

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

STATEMENT OF OPERATIONS

Net interest income before provision for losses on loans and loan commitments totaled $37.5 million for the fourth quarter of 2014, an increase of 16% from $32.3 million for the fourth quarter of 2013, and an increase of 2% from $36.8 million for the third quarter of 2014.  The increase from the prior quarter is primarily attributable to a higher average loan balance.  Discount accretion income from loans acquired from Saehan Bancorp and BankAsiana totaled $2.4 million for the fourth quarter of 2014, compared to $2.9 million for the third quarter of 2014.

Net interest margin was 4.00% for the fourth quarter of 2014, compared to 4.26% for the third quarter of 2014, and 4.20% for the fourth quarter of 2013. Excluding the effect of the amortization/accretion of the purchase accounting adjustments for the acquisitions of Saehan Bancorp and BankAsiana, the net interest margin* was 3.74% for the fourth quarter of 2014, compared with 3.89% for the third quarter of 2014, and 3.91% for the fourth quarter of 2013.  The decrease in net interest margin is attributable to an increase in lower yielding fed funds sold balances and a decline in discount accretion income for the fourth quarter of 2014, compared to the third quarter of 2014 and fourth quarter of 2013.

Loan yields were 5.09% for the fourth quarter of 2014, compared with 5.12% for the third quarter of 2014, and 5.17% for the fourth quarter of 2013.  Excluding the effect of the accretion of the purchase accounting adjustments for the acquisitions of Saehan Bancorp and BankAsiana, loan yields* were 4.79% for the fourth quarter of 2014, compared to 4.74% for the third quarter of 2014, and 4.86% for the fourth quarter of 2013.

Net interest margin and loan yields excluding the effect of acquisition accounting adjustments are non-GAAP measures. Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release.

The total cost of deposits was 0.58% for the fourth quarter of 2014, compared with 0.53% for the third quarter of 2014 and 0.53% for the fourth quarter of 2013.  The increase in cost of deposits for the fourth quarter of 2014 compared to the third quarter of 2014 and fourth quarter of 2013, was primarily due to an increase in rates on time deposits.

Non-Interest Income

Total non-interest income was $9.9 million for the fourth quarter of 2014, compared to $9.3 million for the fourth quarter of 2013, and $9.6 million for the third quarter of 2014.  The increase from the prior quarter was primarily due to an increase in net gain on sale of Small Business Administration (“SBA”) loans, while the increase from the same period in 2013 was due to an increase in other non-interest income.

The $3.5 million in net gain on sale of loans recognized during the fourth quarter of 2014 consisted mostly of gains from the sale of SBA loans.  Net gain on sale of loans for the third quarter of 2014 was $2.4 million.  During the fourth quarter of 2014, the Company sold $35.5 million in SBA loans, compared with $20.3 million sold during the third quarter of 2014.

Non-Interest Expense

Total non-interest expense was $23.5 million for the fourth quarter of 2014, compared with $24.7 million for the fourth quarter of 2013, and $23.2 million for the third quarter of 2014.  The increase in non-interest expense from the prior quarter was due to increases in salaries and employee benefits and other non-interest expenses.

Total salaries and employee benefits expense was $12.4 million for the fourth quarter of 2014, compared with $12.9 million for the fourth quarter of 2013, and $12.3 million for the third quarter of 2014.

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

Other non-interest expense for the fourth quarter of 2014 totaled $6.7 million, compared with $6.3 million for the fourth quarter of 2013, and $6.5 million for the third quarter of 2014.  The increase in other non-interest expense during the fourth quarter of 2014 compared to prior quarters was primarily attributable to an increase in expenses related to OREO (other real estate owned).

The Company’s operating efficiency ratio was 49.5% for the fourth quarter of 2014, compared with 59.2% for the fourth quarter of 2013, and 50.1% for the third quarter of 2014.

BALANCE SHEET

Total loans receivable (net of deferred fees and costs) were $3.31 billion at December 31, 2014, compared to $3.16 billion at September 30, 2014.  The increase in loans during the fourth quarter of 2014 was driven by growth in real estate secured and commercial & industrial loans.

The following table shows total loans receivable, loans held-for-sale, and total loans by loan type:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Construction	$21,248	$40,062	$43,292	$42,124	$39,268
Real Estate Secured	2,655,251	2,593,242	2,481,801	2,395,487	2,314,527
Commercial & Industrial	610,762	515,831	431,758	417,956	448,379
Consumer	21,036	12,810	13,044	16,072	14,668
Total Loans Receivable *	3,308,297	3,161,945	2,969,895	2,871,639	2,816,842
Held-For-Sale Loans	11,783	16,236	6,207	27,791	47,557
Total Loans *	$3,320,080	$3,178,181	$2,976,102	$2,899,430	$2,864,399

* Total loans receivable and total loans are net of deferred fees and costs as shown in the consolidated balance sheet presentation

The following table presents the December 31, 2014 balance of total loans by loan type and broken out by legacy Wilshire loans and loans acquired from former BankAsiana, Saehan Bank, and Mirae Bank.

	At December 31, 2014
(Dollars In Thousands) (Unaudited)	BankAsiana*	Saehan Bank*	Mirae Bank*	Legacy Wilshire	Total

Construction	$3,947	$—	$—	$17,301	$21,248
Real Estate Secured	101,100	303,699	38,546	2,211,906	2,655,251
Commercial & Industrial	20,749	18,672	2,607	568,734	610,762
Consumer	—	646	—	20,390	21,036
Total Loans Receivable	125,796	323,017	41,153	2,818,331	3,308,297
Held-For-Sale Loans	—	—	—	11,783	11,783
Total Loans	$125,796	$323,017	$41,153	$2,830,114	$3,320,080

* Represents loans balances net of fair value adjustments

The following table shows quarterly loan originations:

	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2014		September 30, 2014		June 30, 2014		March 31, 2014		December 31, 2013

Real Estate Secured	$184,477	56%	$191,272	48%	$170,042	60%	$96,266	49%	$132,780	60%
Commercial & Industrial	73,194	22%	89,166	22%	31,058	11%	36,619	18%	30,541	14%
Consumer	3,385	1%	6,560	2%	1,580	1%	632	0%	546	0%
SBA	34,747	11%	41,373	10%	37,004	13%	35,305	18%	44,599	20%
Residential Mortgage Dept. *	31,632	10%	70,791	18%	42,325	15%	29,063	15%	13,858	6%
Total Loan Originations	$327,435	100%	$399,162	100%	$282,009	100%	$197,885	100%	$222,324	100%

* Originations of warehouse lines of credit are presented under the Residential Mortgage Department as shown above, however, warehouse lines of credit are reported as commercial and industrial loans on the consolidated balance sheet.

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

Originations for the fourth quarter of 2014 totaled $327.4 million, compared to $399.2 million for the third quarter of 2014, and $222.3 million for the fourth quarter of 2013.

Total SBA loans held-for-sale at the end of the fourth quarter of 2014 were $11.1 million, compared to $16.2 million at the end of the previous quarter.  The decision to retain or sell SBA loans is made on a quarter-to-quarter basis, depending on prevailing pricing in the secondary market and the Company’s liquidity needs.

Total deposits were $3.40 billion at December 31, 2014, compared with $3.19 billion at September 30, 2014.  The increase in total deposits was primarily attributable to growth in time deposits, which was partially offset by a decrease in money market deposits.

CREDIT QUALITY

During the fourth quarter of 2014, the Company continued to experience a general improvement in asset quality including a decline in non-accrual and classified loans.  As a result of the improved credit quality, the Company determined that no provision for losses on loans and loan commitments was required for the fourth quarter of 2014.  The allowance for loan losses totaled $48.6 million, or 1.47% of gross loans (excluding loans held-for-sale), at December 31, 2014, compared to $53.1 million, or 1.67% of gross loans (excluding loans held-for-sale), at September 30, 2014.  Acquired loans, included in the allowance coverage ratios, were recorded at fair value and the remaining discount on these loans was approximately $22.1 million at December 31, 2014.  The coverage ratio of the allowance for loan losses to non-performing assets was 107.6% at December 31, 2014, compared with 103.2% at September 30, 2014.

Non-Performing Loans

At December 31, 2014, total non-performing loans were $37.3 million, or 1.12% of total gross loans, compared to $44.9 million, or 1.41% of total gross loans, at September 30, 2014.

The following table shows total non-performing loans by loan type:

NON-PERFORMING LOANS
(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Construction	$—	$—	$—	$—	$2,471
Real Estate Secured	29,547	37,205	35,585	35,988	33,569
Commercial & Industrial	7,718	7,699	6,769	7,121	1,196
Consumer	—	1	4	—	—
Total Non-Performing Loans	$37,265	$44,905	$42,358	$43,109	$37,236

Net Charge-offs/Recoveries

During the fourth quarter of 2014, the Company had total gross charge-offs of $6.3 million and recoveries of $1.8 million which resulted in total net charge-offs of $4.5 million for the fourth quarter of 2014, compared to net recoveries of $447,000 for the third quarter of 2014.  The gross charge-offs in the fourth quarter of 2014 primarily consisted of $2.7 million in charge-offs of commercial real estate loans that had previously been on non-accrual status and related to one borrower, and $1.3 million in charge-offs related to former Mirae Bank loans.

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

Gross charge-offs and recoveries by loan type are reflected in the tables below:

GROSS LOAN CHARGE-OFFS	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

Real Estate Secured	$5,461	$1,161	$782	$672	$552
Commercial & Industrial	852	614	1,021	964	997
Consumer	—	—	—	1	2
Total Loan Charge-Offs	$6,313	$1,775	$1,803	$1,637	$1,551

LOAN RECOVERIES	Quarter Ended
(Dollars In Thousands) (Unaudited)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013

Real Estate Secured	$199	$1,688	$586	$1,028	$2,038
Commercial & Industrial	1,620	534	408	510	679
Consumer	2	—	14	—	—
Total Loan Recoveries	$1,821	$2,222	$1,008	$1,538	$2,717

Other measures of credit quality are shown in the following tables:

DELINQUENT LOANS - By Days Past Due
(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
30 - 59 Days Past Due	$5,165	$4,137	$4,556	$5,756	$2,846
60 - 89 Days Past Due	1,820	4,002	2,992	1,526	2,527
90 Days, and still accruing	—	—	—	—	167
Total Delinquent Loans	$6,985	$8,139	$7,548	$7,282	$5,540

TROUBLED DEBT RESTRUCTURED LOANS (“TDR”)
(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Real Estate Secured	$25,096	$31,313	$33,349	$34,565	$30,008
Commercial & Industrial	10,900	11,425	5,542	5,563	6,212
Total TDR Loans	$35,996	$42,738	$38,891	$40,128	$36,220

LOAN CLASSIFICATIONS
(Dollars In Thousands) (Unaudited)	Quarter Ended
(Net of SBA Guaranty Portions)	Dec 31, 2014	Sep 30, 2014	Jun 30, 2014	Mar 31, 2014	Dec 31, 2013
Special Mention	$76,906	$62,929	$88,382	$101,627	$100,798
Substandard	82,305	94,854	110,462	127,996	149,479
Doubtful	11,952	15,291	18,040	19,931	8,015
Total Criticized and Classified Loans	$171,163	$173,074	$216,884	$249,554	$258,292

Total Classified Loans	$94,257	$110,145	$128,502	$147,927	$157,494

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

CAPITAL RATIOS

As of December 31, 2014, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In Thousands, Except Per Share Info)	December 31, 2014	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements
Tier 1 Leverage Capital Ratio	12.11%	5.00%	$282,191
Tier 1 Risk-Based Capital Ratio	14.13%	6.00%	$276,602
Total Risk-Based Capital Ratio	15.38%	10.00%	$183,112
Tangible Common Equity To Tangible Assets *	10.23%	N/A	N/A
Tangible Common Equity Per Common Share *	$5.33	N/A	N/A

* “Tangible Common Equity” and “Tangible Assets” are Non-GAAP measures of financial performance.  Please refer to the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” table at the end of this press release for a reconciliation of Tangible Common Equity to Shareholders’ Equity and Tangible Assets to Total Assets.

CONFERENCE CALL

Management will host its quarterly conference call on January 27, 2015, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 800-299-9630 (domestic) or 617-786-2904 (international) and providing passcode number 82609103.

ABOUT WILSHIRE BANCORP

Headquartered in Los Angeles, Wilshire Bancorp is the parent company of Wilshire Bank, which operates 33 branch offices in California, Texas, New Jersey and New York, and 6 loan production offices in Dallas, TX, Palisades Park, NJ, Atlanta, GA, Aurora, CO, Newark, CA, and Federal Way, WA, and is an SBA preferred lender nationwide. Wilshire Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles metropolitan area.  For more information, please go to www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Undue reliance should not be placed on forward-looking statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K and our other reports filed with or furnished to the Securities and Exchange Commission.  Specific factors that could cause future results to differ materially from historical performance and these forward-looking statements include, but are not limited to: (1) loan production and sales, (2) credit quality, (3) the ability to expand net interest margin, (4) the ability to continue to attract low-cost deposits, (5) success of expansion efforts, (6) competition in the marketplace, (7) political developments, war or other hostilities, (8) changes in the interest rate environment, (9) the ability of our borrowers to repay their loans, (10) the ability to maintain capital requirements and adequate sources of liquidity, (11) effects of or changes in accounting policies, (12) legislative or regulatory changes or actions, (13) the ability to attract and retain key personnel, (14) the ability to receive dividends from our subsidiaries, (15) the ability to secure confidential information through the use of computer systems and telecommunications networks, (16) weakening in the economy, specifically the real estate market, either nationally or in the states in which we do business, (17) the integration of our acquired businesses, and (18) general economic conditions. The information in this press release speaks only as of the date of this release and Wilshire Bancorp specifically disclaims any duty to update the information in this press release, expect as required by applicable law. Additional information on these and other factors that could affect financial results are included in filings by Wilshire Bancorp with the Securities and Exchange Commission.

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Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

CONSOLIDATED BALANCE SHEET	December 31,	September 30,	Three Months	December 31,	Twelve Months
(Dollars In Thousands) (Unaudited)	2014	2014	% Change	2013	% Change
ASSETS:
Cash and due from banks	$233,699	$173,586	35%	$124,064	88%
Federal funds sold and other cash equivalents	254	21	1110%	46,590	-99%
Total Cash and Cash Equivalents	233,953	173,607	35%	170,654	37%

Deposits held in other financial institutions	8,000	9,000	-11%	21,019	-62%

Investment securities available for sale	388,367	365,866	6%	352,437	10%
Investment securities held to maturity	26	28	-7%	35	-26%
Total Investment Securities	388,393	365,894	6%	352,472	10%

Total Loans Held-For-Sale	11,783	16,236	-27%	47,557	-75%

Real estate construction	21,248	40,062	-47%	39,268	-46%
Residential real estate	183,665	174,466	5%	124,373	48%
Commercial real estate	2,471,586	2,418,776	2%	2,190,154	13%
Commercial and industrial	610,762	515,831	18%	448,379	36%
Consumer	21,036	12,810	64%	14,668	43%
Total loans receivable, net of deferred fees and costs	3,308,297	3,161,945	5%	2,816,842	17%
Allowance for loan losses	(48,624)	(53,116)	-8%	(53,563)	-9%
Loans Receivable, Net of Allowance for Loan Losses	3,259,673	3,108,829	5%	2,763,279	18%

Accrued interest receivable	8,792	8,324	6%	8,350	5%
Due from customers on acceptances	5,611	10,350	-46%	1,517	270%
Other real estate owned	7,922	6,565	21%	7,600	4%
Premises and equipment	13,881	12,380	12%	13,862	0%
Federal home loan bank (FHLB) stock, at cost	16,539	16,539	0%	15,983	3%
Cash surrender value of life insurance	23,330	22,945	2%	22,519	4%
Investment in affordable housing partnerships	44,077	45,017	-2%	43,316	2%
Deferred income taxes	22,271	27,656	-19%	39,672	-44%
Servicing assets	18,031	17,927	1%	16,108	12%
Goodwill	67,473	67,473	0%	67,528	0%
FDIC indemnification asset	—	—	0%	4,856	-100%
Other assets	25,740	27,056	-5%	21,443	20%
TOTAL ASSETS	$4,155,469	$3,935,798	6%	$3,617,735	15%

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Non-interest bearing demand deposits	$915,413	$914,667	0%	$832,152	10%
Savings and interest checking	160,717	156,669	3%	145,549	10%
Money market deposits	765,892	772,902	-1%	780,280	-2%
Time deposits in denomination of $100,000 or more	1,291,844	1,092,058	18%	870,074	48%
Other time deposits	267,393	249,058	7%	243,455	10%
Total Deposits	3,401,259	3,185,354	7%	2,871,510	18%

FHLB borrowings	150,000	150,000	0%	190,325	-21%
Acceptance outstanding	5,611	10,350	-46%	1,517	270%
Junior subordinated debentures	71,779	71,722	0%	71,550	0%
Accrued interest payable	2,228	2,249	-1%	2,418	-8%
Other liabilities	35,181	40,415	-13%	40,997	-14%
Total Liabilities	3,666,058	3,460,090	6%	3,178,317	15%

Common stock	232,001	231,715	0%	229,836	1%
Retained earnings	252,957	240,770	5%	209,605	21%
Accumulated other comprehensive income	4,453	3,223	38%	(23)	N/A
Total Shareholders’ Equity	489,411	475,708	3%	439,418	11%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,155,469	$3,935,798	6%	$3,617,735	15%

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

CONSOLIDATED STATEMENT OF OPERATIONS	Quarter Ended		Three Mths	Quarter Ended	Twelve Mths
(Dollars In Thousands, Except Per Share Data) (Unaudited)	December 31, 2014	September 30, 2014	% Change	December 31, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$40,709	$39,217	4%	$33,954	20%
Interest on investment securities	2,053	2,018	2%	2,113	-3%
Interest on federal funds sold and others	155	91	70%	120	29%
Total Interest Income	42,917	41,326	4%	36,187	19%

INTEREST EXPENSE
Deposits	4,783	3,981	20%	3,446	39%
FHLB advances and other borrowings	667	577	16%	413	62%
Total Interest Expense	5,450	4,558	20%	3,859	41%

Net interest income before provision for losses on loans and loan commitments	37,467	36,768	2%	32,328	16%
Provision for losses on loans and loan commitments	—	—	0%	—	0%

Net interest income after provision for losses on loans and loan commitments	37,467	36,768	2%	32,328	16%

NONINTEREST INCOME
Service charges on deposits	3,105	3,268	-5%	3,002	3%
Gain on sales of loans, net	3,528	2,418	46%	3,980	-11%
Gain on sale/call of investment securities	—	—	0%	4	-100%
Other	3,280	3,912	-16%	2,328	41%
Total Noninterest Income	9,913	9,598	3%	9,314	6%

NONINTEREST EXPENSES
Salaries and employee benefits	12,359	12,261	1%	12,948	-5%
FDIC indemnification impairment	—	—	0%	—	0%
Occupancy and equipment	3,385	3,311	2%	2,712	25%
Data processing	1,030	1,210	-15%	920	12%
Merger related costs	—	—	0%	1,785	-100%
Other	6,694	6,457	4%	6,288	6%
Total Noninterest Expenses	23,468	23,239	1%	24,653	-5%

Income before income taxes	23,912	23,127	3%	16,989	41%
Income taxes provision	7,809	7,998	-2%	6,075	29%
NET INCOME	$16,103	$15,129	6%	$10,914	48%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.21	$0.19	6%	$0.15	40%
Diluted income per common share	$0.20	$0.19	6%	$0.15	40%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,315,686	78,302,251		74,082,711
Diluted	78,628,965	78,619,592		74,462,668

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

CONSOLIDATED STATEMENT OF OPERATIONS	Year Ended		Twelve Months
(Dollars In Thousands, Except Per Share Data) (Unaudited)	December 31, 2014	December 31, 2013	% Change

INTEREST INCOME
Interest and fees on loans	$155,020	$115,722	34%
Interest on investment securities	8,195	7,460	10%
Interest on federal funds sold	489	557	-12%
Total Interest Income	163,704	123,739	32%

INTEREST EXPENSE
Deposits	15,926	11,968	33%
FHLB advances and other borrowings	2,241	1,441	56%
Total Interest Expense	18,167	13,409	35%

Net interest income before provision for losses on loans and loan commitments	145,537	110,330	32%
Provision for losses on loans and loan commitments	—	—	0%

Net interest income after provision for losses on loans and loan commitments	145,537	110,330	32%

NONINTEREST INCOME
Service charges on deposits	12,693	11,412	11%
Gain on sales of loans, net	14,962	13,415	12%
Gain on sale/call of investment securities	—	19	-100%
Other	13,586	9,337	46%
Total Noninterest Income	41,241	34,183	21%

NONINTEREST EXPENSES
Salaries and employee benefits	49,724	40,131	24%
FDIC indemnification impairment	597	—	0%
Occupancy and equipment	13,371	8,851	51%
Data processing	3,998	2,801	43%
Merger related costs	3,577	2,797	28%
Other	26,247	22,276	18%
Total Noninterest Expenses	97,514	76,856	27%

Income before income taxes	89,264	67,657	32%
Income taxes provision	30,255	22,281	36%
NET INCOME	$59,009	$45,376	30%

PER COMMON SHARE INFORMATION:
Basic income per common share	$0.75	$0.63	19%
Diluted income per common share	$0.75	$0.63	19%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	78,250,901	71,771,116
Diluted	78,591,374	72,037,516

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

SUMMARY OF FINANCIAL DATA
(Dollars In Thousands, Except Per Share Data) (Unaudited)	Quarter Ended
AVERAGE BALANCES	December 31, 2014	September 30, 2014	December 31, 2013
Average Assets	$4,049,930	$3,757,520	$3,306,168
Average Equity	485,482	472,697	401,153
Average Net Loans	3,200,538	3,061,900	2,626,557
Average Deposits	3,292,557	3,017,301	2,610,689
Average Time Deposits of $100,000 or more	1,211,738	930,220	801,836
Average FHLB & Other Borrowings	150,000	150,696	185,182
Average Interest Earning Assets	3,764,271	3,469,161	3,093,084

	Year Ended
AVERAGE BALANCES	December 31, 2014	December 31, 2013
Average Assets	$3,762,400	$2,901,224
Average Equity	466,398	366,357
Average Net Loans	3,017,409	2,285,623
Average Deposits	3,021,392	2,285,148
Average Time Deposits of $100,000 or more	970,481	658,483
Average FHLB & Other Borrowings	160,950	152,171
Average Interest Earning Assets	3,479,993	2,731,077

	Quarter Ended
PROFITABILITY	December 31, 2014	September 30, 2014	December 31, 2013
Annualized Return on Average Assets	1.59%	1.61%	1.32%
Annualized Return on Average Equity	13.27%	12.80%	10.88%
Efficiency Ratio	49.53%	50.12%	59.20%
Annualized Operating Expense/Average Assets	2.32%	2.47%	2.98%
Annualized Net Interest Margin	4.00%	4.26%	4.20%

	Year Ended
PROFITABILITY	December 31, 2014	December 31, 2013
Annualized Return on Average Assets	1.57%	1.56%
Annualized Return on Average Equity	12.65%	12.39%
Efficiency Ratio	52.21%	53.18%
Annualized Operating Expense/Average Assets	2.59%	2.65%
Annualized Net Interest Margin	4.20%	4.07%

DEPOSIT COMPOSITION	December 31, 2014	Cost of Funds	September 30, 2014	Cost of Funds	December 31, 2013	Cost of Funds
Noninterest Bearing Demand Deposits	26.9%	0.00%	28.7%	0.00%	29.0%	0.00%
Savings & Interest Checking	4.7%	1.33%	4.9%	1.31%	5.1%	1.35%
Money Market Deposits	22.5%	0.71%	24.3%	0.68%	27.1%	0.65%
Time Deposits of $100,000 or More	38.0%	0.79%	34.3%	0.72%	30.3%	0.69%
Other Time Deposits	7.9%	0.84%	7.8%	0.79%	8.5%	0.81%
Total Deposits	100.0%	0.58%	100.0%	0.53%	100.0%	0.53%

CAPITAL RATIOS	December 31, 2014	September 30, 2014	December 31, 2013
Tier 1 Leverage Ratio	12.11%	12.72%	13.44%
Tier 1 Risk-Based Capital Ratio	14.13%	14.37%	14.79%
Total Risk-Based Capital Ratio	15.38%	15.63%	16.05%
Total Shareholders’ Equity	$489,411	$475,708	$439,418
Book Value Per Common Share	$6.25	$6.07	$5.63
Tangible Common Equity Per Common Share *	$5.33	$5.16	$4.70
Tangible Common Equity to Tangible Assets **	10.23%	10.45%	10.34%

* Tangible common equity excludes goodwill, other intangible assets

** Tangible assets excludes goodwill and intangible assets

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

ALLOWANCE FOR LOAN LOSSES	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Balance at Beginning of Period	$53,116	$52,669	$53,464	$53,563	$52,397
Provision for Losses on Loans	—	—	—	—	—
Recoveries on Loans Previously Charged-off	1,821	2,222	1,008	1,538	2,717
Gross Loan Charge-offs	(6,313)	(1,775)	(1,803)	(1,637)	(1,551)
Balance at End of Period	$48,624	$53,116	$52,669	$53,464	$53,563

Net Loan Charge-offs/Average Net Loans	0.14%	-0.01%	0.03%	0.00%	-0.04%
Charge-offs/Average Total Loans	0.20%	0.06%	0.06%	0.06%	0.06%
Allowance for Loan Losses/Gross Loans*	1.47%	1.67%	1.77%	1.86%	1.90%
Allowance for Loan Losses/Non-accrual Loans	130.48%	118.29%	124.34%	124.02%	144.50%
Allowance for Loan Losses/Non-performing Loans	130.48%	118.29%	124.34%	124.02%	143.85%
Allowance for Loan Losses/Non-performing Assets	107.61%	103.20%	107.41%	102.66%	119.46%
Allowance for Loan Losses/Classified Loans	51.59%	48.22%	34.01%	34.01%	34.01%

* Excluding held-for-sale loans

NON-PERFORMING ASSETS
(Dollars In Thousands, Net of SBA Guaranty)	Quarter Ended
(Unaudited)	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013

Non-accrual Loans	$37,265	$44,905	$42,358	$43,109	$37,068
Loans 90 days or more past due and still accruing	—	—	—	—	168
Total Non-performing Loans	37,265	44,905	42,358	43,109	37,236

Total OREO	7,922	6,565	6,676	8,969	7,600

Total Non-performing Assets	$45,187	$51,470	$49,034	$52,078	$44,836

Total Non-performing Loans/Gross Loans	1.12%	1.41%	1.42%	1.48%	1.30%
Total Non-performing Assets/Total Assets	1.09%	1.31%	1.33%	1.43%	1.24%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS	Quarter Ended
(Dollars In Thousands) (Unaudited)	December 31, 2014	September 30, 2014	December 31, 2013

Balance at beginning of period	$1,061	$1,061	$1,023
Provision for losses on off-balance sheet items	—	—	38
Balance at end of period	$1,061	$1,061	$1,061

	Year Ended
	December 31, 2014	December 31, 2013

Balance at beginning of period	$1,061	$1,023
Provision for losses on off-balance sheet items	—	38
Balance at end of period	$1,061	$1,061

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Quarter Ended
	December 31, 2014			September 30, 2014			December 31, 2013
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS
LOANS:

Real Estate Loans	$2,666,855	$33,339	5.00%	$2,582,668	$32,868	5.09%	$2,211,155	$27,780	5.03%
Commercial Loans	530,293	5,717	4.31%	477,493	5,381	4.51%	411,421	5,143	5.00%
Consumer Loans	13,162	129	3.92%	10,942	110	4.02%	10,647	100	3.76%
Total Gross Loans	3,210,310	39,185	4.88%	3,071,103	38,359	5.00%	2,633,223	33,023	5.02%
Deferred Fees and Costs \ Loan Fees	(9,772)	1,524		(9,203)	858		(6,666)	931
Total Loans *	3,200,538	40,709	5.09%	3,061,900	39,217	5.12%	2,626,557	33,954	5.17%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	366,229	2,053	2.43%	348,663	2,018	2.51%	360,675	2,113	2.55%
Deposits Held In Other Institutions	8,402	34	1.62%	18,584	66	1.42%	—	—	0.00%
Federal Funds Sold & Others	189,102	121	0.26%	40,014	25	0.25%	105,852	120	0.45%
Total Investment Securities and Other Earning Assets	563,733	2,208	1.69%	407,261	2,109	2.24%	466,527	2,233	2.07%

TOTAL INTEREST-EARNING ASSETS	$3,764,271	$42,917	4.58%	$3,469,161	$41,326	4.79%	$3,093,084	$36,187	4.70%

Total Non-Interest Earning Assets	285,659			288,359			213,084
TOTAL ASSETS	$4,049,930			$3,757,520			$3,306,168

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$748,031	$1,320	0.71%	$775,914	$1,322	0.68%	$687,948	$1,121	0.65%
NOW	31,364	17	0.22%	30,728	15	0.20%	29,212	15	0.21%
Savings	127,610	510	1.60%	124,674	495	1.59%	109,304	452	1.65%
Time Deposits of $100,000 or More	1,211,738	2,387	0.79%	930,220	1,681	0.72%	801,836	1,384	0.69%
Other Time Deposits	262,777	549	0.84%	236,724	468	0.79%	231,821	474	0.82%
Total Interest Bearing Deposits	2,381,520	4,783	0.80%	2,098,260	3,981	0.76%	1,860,121	3,446	0.74%

BORROWINGS:
FHLB Advances and Other Borrowings	150,000	235	0.63%	150,696	146	0.39%	185,182	64	0.14%
Junior Subordinated Debentures	71,742	432	2.41%	71,687	431	2.41%	66,275	349	2.11%
Total Borrowings	221,742	667	1.20%	222,383	577	1.04%	251,457	413	0.66%

TOTAL INTEREST BEARING LIABILITIES	$2,603,262	$5,450	0.84%	$2,320,643	$4,558	0.79%	$2,111,578	$3,859	0.73%

Non-Interest Bearing Deposits	911,037			919,041			750,568
Other Liabilities	50,149			45,139			42,869
Shareholders’ Equity	485,482			472,697			401,153
TOTAL LIABILITIES AND EQUITY	$4,049,930			$3,757,520			$3,306,168

NET INTEREST INCOME		$37,467			$36,768			$32,328

NET INTEREST SPREAD			3.74%			4.00%			3.97%

NET INTEREST MARGIN			4.00%			4.26%			4.20%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(Dollars In Thousands) (Unaudited)

	For the Year Ended
	December 31, 2014			December 31, 2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS
LOANS:
Real Estate Loans	$2,549,100	$128,969	5.06%	$1,915,929	$95,060	4.96%
Commercial Loans	464,911	21,136	4.55%	364,462	17,162	4.71%
Consumer Loans	12,308	490	3.98%	10,940	327	2.99%
Total Gross Loans	3,026,319	150,595	4.98%	2,291,331	112,549	4.91%
Deferred Fees and Costs \ Loan Fees	(8,910)	4,425		(5,708)	3,173
Total Loans *	3,017,409	155,020	5.14%	2,285,623	115,722	5.06%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities**	350,661	8,195	2.54%	330,238	7,460	2.49%
Deposits Held In Other Institutions	17,105	238	1.39%	—	—	0.00%
Federal Funds Sold & Others	94,818	251	0.27%	115,216	557	0.48%
Total Investment Securities and Other Earning Assets	462,584	8,684	2.03%	445,454	8,017	1.97%
TOTAL INTEREST-EARNING ASSETS	$3,479,993	$163,704	4.72%	$2,731,077	$123,739	4.56%
Total Non-Interest Earning Assets	282,407			170,147
TOTAL ASSETS	$3,762,400			$2,901,224

INTEREST BEARING LIABILITIES
INTEREST-BEARING DEPOSITS:
Money Market	$770,316	$5,219	0.68%	$630,050	$3,996	0.63%
NOW	32,240	63	0.20%	27,656	55	0.20%
Savings	121,878	1,926	1.58%	103,102	1,801	1.75%
Time Deposits of $100,000 or More	970,481	6,849	0.71%	658,483	4,300	0.65%
Other Time Deposits	244,144	1,869	0.77%	225,900	1,816	0.80%
Total Interest Bearing Deposits	2,139,059	15,926	0.75%	1,645,191	11,968	0.73%

BORROWINGS:
FHLB Advances and Other Borrowings	160,950	522	0.32%	152,171	244	0.16%
Junior Subordinated Debentures	71,659	1,719	2.40%	62,971	1,197	1.90%
Total Borrowings	232,609	2,241	0.96%	215,142	1,441	0.67%

TOTAL INTEREST BEARING LIABILITIES	$2,371,668	$18,167	0.77%	$1,860,333	$13,409	0.72%
Non-Interest Bearing Deposits	882,333			639,957
Other Liabilities	42,001			34,577
Shareholders’ Equity	466,398			366,357
TOTAL LIABILITIES AND EQUITY	$3,762,400			$2,901,224
NET INTEREST INCOME		$145,537			$110,330
NET INTEREST SPREAD			3.96%			3.84%
NET INTEREST MARGIN			4.20%			4.07%

* Allowance for loan losses excluded from average total loans and earning assets

** Tax equivalent ratios for investment securities

(continued)

Wilshire Bancorp Inc. — 4Q 2014 Results

January 26, 2015

RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES:

TANGIBLE COMMON EQUITY AND TANGIBLE ASSETS *

(Dollars In Thousands, Except Share Data) (Unaudited)

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Total shareholders’ equity	$489,411	$475,708	$439,418
Goodwill and other intangible assets, net	(71,628)	(71,888)	(72,752)
Tangible common equity	$417,783	$403,820	$366,666

Total assets	$4,155,469	$3,935,798	$3,617,735
Goodwill and other intangible assets, net	(71,628)	(71,888)	(72,752)
Tangible assets	$4,083,841	$3,863,910	$3,544,983

Common shares outstanding	78,322,462	78,306,839	78,061,307

NET INTEREST MARGIN EXCLUDING THE EFFECT OF ACQUISITION ACCOUNTING ADJUSTMENTS

(Dollars In Thousands)  (Unaudited)

	Quarter Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net interest margin, excluding effect of acquisition accounting adjustments for Saehan Bancorp and BankAsiana	3.74%	3.89%	3.91%
Acquisition accounting adjustments:
Loan discount accretion	0.25%	0.34%	0.26%
Time deposit premium amortization	0.02%	0.01%	0.03%
FHLB borrowing premium amortization	0.00%	0.03%	0.00%
Junior subordinated debt discount accretion	-0.01%	-0.01%	0.00%
Reported net interest margin	4.00%	4.26%	4.20%

Loan yield, excluding effect of acquisition accounting adjustments for Saehan Bancorp and BankAsiana	4.79%	4.74%	4.86%
Acquisition accounting adjustments:
Loan discount accretion	0.30%	0.38%	0.31%
Reported loan yield	5.09%	5.12%	5.17%

* Tangible Common Equity, Tangible Assets, and Net Interest Margin and Loan Yields Excluding The Effect of Acquisition Accounting Adjustments are Non-GAAP financial measures.   Management believes that presentation of non-GAAP financial information included in this press release are meaningful and useful in understanding the business metrics of the Company’s operations.  We provide non-GAAP financial information for informational purposes and to enhance an understanding of the Company’s GAAP consolidated financial statements.  Readers should consider this non-GAAP information in addition to, but not instead or as superior to, the Company’s financial statements in accordance with GAAP.  Non-GAAP financial information presented by us may be determined or calculated differently by other companies, limiting the usefulness of non-GAAP measures for comparative purposes

(concluded)